                                                                    EXHIBIT 99.1

                             ADWARE SYSTEMS, INC.
                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Report of PricewaterhouseCoopers LLP, Independent Accountants................................  1
Consolidated Balance Sheets as of June 30, 2000 and December 31, 1999........................  2
Consolidated Statements of Operations for the six-month period ended June 30, 2000 and 1999 (unaudited) and the year ended December 31, 1999..................................  3
Consolidated Statement of Changes in Stockholder's Equity for the six-month period ended June 30, 2000 and the year ended December 31, 1999...................................  4
Consolidated Statements of Cash Flows for the six-month period ended June 30, 2000 and 1999 (unaudited) and the year ended December 31, 1999..................................  5
Notes to Consolidated Financial Statements...................................................  6

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholders of
     AdWare Systems, Inc.

     In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of changes in stockholder's equity and of cash flows present fairly, in all material respects, the consolidated financial position of AdWare Systems, Inc. and its subsidiary (the Company) as of June 30, 2000 and December 31, 1999 and the results of their operations and their cash flows for the six-month period ended June 30, 2000 and the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PricewaterhouseCoopers LLP

Louisville, Kentucky
September 20, 2000

                             ADWARE SYSTEMS, INC.

                          CONSOLIDATED BALANCE SHEETS
                       (in thousands, except share data)

                                                                                 June 30,         December 31,
                                                                                   2000              1999
                                                                               ------------       -----------
                                        ASSETS

Cash and cash equivalents...................................................   $       643        $      798
Trade accounts receivable - McCann and other IPG subsidiaries...............           954               397
Trade accounts receivable - third party.....................................            95                38
Other current assets........................................................            78                83
                                                                               -----------        ----------
      Total current assets..................................................         1,770             1,316

Property and equipment, at cost:
  Furniture and equipment...................................................         1,345             1,218
  Computer equipment........................................................         4,716             5,266
  Capitalized software......................................................         8,844             7,813
  Leasehold improvements....................................................           539               530
                                                                               -----------        ----------
                                                                                    15,444            14,827
  Accumulated depreciation and amortization.................................        (9,744)           (8,877)
                                                                               -----------        ----------
     Property and equipment, net............................................         5,700             5,950
Other assets................................................................             9                13
                                                                               -----------        ----------
      Total assets..........................................................   $     7,479        $    7,279
                                                                               ===========        ==========
                 LIABILITIES AND STOCKHOLDER'S EQUITY
Current liabilities:
     Accounts payable and accrued expenses..................................   $       629        $      576
     Payable - McCann and other IPG subsidiaries...........................          3,416             1,324
     Current portion of capital lease obligations...........................           234               361
                                                                               -----------        ----------
      Total current liabilities.............................................         4,279             2,261
Capital lease obligations...................................................           548               407
Other non-current liabilities...............................................           363               347
                                                                               -----------        ----------
      Total liabilities.....................................................         5,190             3,015

Commitments and contingencies (Note 3)

Stockholders'/Divisional Equity
     Common stock, no par value; 2,000 shares authorized; 100 shares
      issued and outstanding................................................           186               186
     Net contributions from McCann and IPG/Division Equity..................         2,119             4,094
     Treasury stock, at cost; 100 shares....................................           (16)              (16)
                                                                               -----------        ----------
      Total stockholder's/divisional equity.................................         2,289             4,264
                                                                               -----------        ----------
      Total liabilities and stockholder's/divisional equity.................   $     7,479        $    7,279
                                                                               ===========        ==========

  The accompanying notes are an integral part of these consolidated financial statements.

                             ADWARE SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                                                                                                            Year ended
                                                                        Six-month period ended June 30,    December 31,
                                                                        -------------------------------
                                                                             2000              1999            1999
                                                                        -------------      ------------     -----------
                                                                                            (unaudited)
Revenues:
  McCann and other IPG subsidiaries.................................       $    4,542       $     3,947     $    7,829
  Third party.......................................................              234               212            644
                                                                           ----------       -----------     ----------
    Total revenues..................................................            4,776             4,159          8,473

Cost of revenues....................................................            2,140             2,090          4,134
                                                                           ----------       -----------     ----------
    Gross profit....................................................            2,636             2,069          4,339

Operating expenses:
    Sales and marketing.............................................            1,045               976          2,134
    Research and development........................................            1,550             1,901          1,787
    General and administrative......................................            1,978               617          1,361
                                                                           ----------       -----------     ----------
       Total operating expenses.....................................            4,573             3,494          5,282
                                                                           ----------       -----------     ----------
       Loss from operations.........................................           (1,937)           (1,425)          (943)
 Interest income....................................................               15                16             29
 Interest charged by IPG............................................              266               186            385
 Interest expense...................................................               28                11             33
 Loss on disposal of property and equipment.........................                5               111            216
                                                                           ----------       -----------     ----------
Loss before income tax benefit......................................           (2,221)           (1,717)        (1,548)
 Income tax benefit.................................................             (807)             (670)          (604)
                                                                           ----------       -----------     ----------
Net loss............................................................           (1,414)           (1,047)          (944)
                                                                           ==========       ===========     ==========


  The accompanying notes are an integral part of these consolidated financial statements.

                             ADWARE SYSTEMS, INC.

          CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDER'S EQUITY
                         (in thousands, except share data)

                                                                   Net Contributions
                                                  Common Stock        from McCann                                    Total
                                              -------------------      and IPG/      Treasury    Stockholder's
                                                Shares    Amount   Divisional Equity    Stock       Equity
                                              --------   --------  ----------------- ---------   -------------
Balances, January 1, 1999..................        100   $    186      $   3,542      $  (16)     $  3,712
  Dividends declared.......................                                 (300)                     (300)
  Net contributions from
   McCann and IPG..........................                                1,796                     1,796
  Net loss.................................                                 (944)                     (944)
                                                ------    -------       --------      ------      --------
Balances, December 31, 1999................        100   $    186      $   4,094         (16)        4,264
                                                ------    -------       --------      ------      --------
  Net contributions to
   McCann and IPG..........................                                 (561)                     (561)
  Net loss.................................                               (1,414)                   (1,414)
                                                ------    -------       --------      ------      --------
Balances, June 30, 2000....................        100   $    186      $   2,119      $  (16)     $  2,289
                                                ======    =======       ========      ======      ========

  The accompanying notes are an integral part of these consolidated financial statements.

                             ADWARE SYSTEMS, INC.
                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (in thousands)


                                                                                                            Year ended
                                                                       Six-month period ended June 30,      December 31,
                                                                       -------------------------------
                                                                          2000                1999              1999
                                                                       ----------          -----------      ------------
                                                                                           (unaudited)
Cash flows from operating activities:
 Net loss...........................................................   $   (1,414)         $    (1,047)     $       (944)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
   Depreciation and amortization....................................        1,340                1,045             2,039
   Loss on disposal of property and equipment.......................            5                  111               216
   Changes in operating assets and liabilities:
     Trade accounts receivable - McCann and other
       IPG subsidiaries.............................................         (557)                (922)             (131)
     Trade accounts receivable - third party........................          (57)                 (83)               30
     Other assets...................................................            9                  (20)              (34)
     Accounts payable and accrued expenses..........................           53                  118              (372)
     Other liabilities..............................................           16                  (86)             (101)
                                                                       ----------          -----------      ------------
       Net cash (used in) provided by operating activities..........         (605)                (884)              703
                                                                       ----------          -----------      ------------
Cash flows from investing activities:
   Purchase of property and equipment...............................         (941)                (752)           (3,376)
                                                                       ----------          -----------      ------------
       Net cash used in investing activities........................         (941)                (752)           (3,376)
                                                                       ----------          -----------      ------------
Cash flows from financing activities:
   Dividends paid...................................................           --                 (756)           (1,097)
   Change in payable to McCann and other IPG subsidiaries...........        2,092                1,172             1,324
   Net contributions (to) from McCann and IPG.......................         (561)                  78             1,796
   Payments on capital lease obligations............................         (140)                (114)             (187)
                                                                       ----------          -----------      ------------
       Net cash provided by financing activities....................        1,391                  380             1,836
                                                                       ----------          -----------      ------------
       Net change in cash and cash equivalents......................         (155)              (1,256)             (837)
Cash and cash equivalents at beginning of period....................          798                1,635             1,635
                                                                       ----------          -----------      ------------
Cash and cash equivalents at end of period..........................   $      643          $       379      $        798
                                                                       ==========          ===========      ============
Supplemental cash flow information:
   Income tax refunds                                                  $      826          $       630      $        604
   Interest payments                                                   $      294          $       197      $         33

Summary of non-cash investing and financing activities:
 Equipment acquired under capital lease                                $      154                   --      $        526


  The accompanying notes are an integral part of these consolidated financial statements.

                             ADWARE SYSTEMS, INC.
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.   Reporting Entity and Summary of Significant Accounting Policies

   The Company

     AdWare Systems, Inc. (the Company), a wholly-owned subsidiary of McCann-Erickson USA, Inc. (McCann), a wholly-owned subsidiary of The Interpublic Group of Companies, Inc. (IPG), is an applications services provider delivering information management systems and services to companies in the marketing communications industry.


     On July 21, 2000, the Company was acquired by Mediaplex, Inc. (Mediaplex) for total consideration approximating $27.3 million in cash and stock pursuant to the Share Acquisition Agreement (the Acquisition Agreement). In connection with the Acquisition Agreement, Mediaplex and the Company executed the AdWare Software License and Service Agreement (the Service Agreement) whereby the Company granted to McCann and other IPG subsidiaries a nonexclusive, non-sublicenseable, non-transferable license to use the Company's software for a five-year period commencing on July 15, 2000 and ending on July 15, 2005. Pursuant to the Service Agreement, McCann and other IPG subsidiaries agree to pay the Company a fixed monthly fee, to be adjusted semi-annually provided that the fixed monthly fee from McCann and other IPG subsidiaries will not be less than approximately $757,000 per month.

     Certain allocations and estimates have been made by management in the accompanying consolidated financial statements to present the financial position, results of operations and cash flows of the Company as an independent entity. Costs allocated to the Company by McCann and IPG include employee benefits, insurance, payroll processing, tax services, legal and other general and administrative expenses. Fees for these services charged to operations for the six-month periods ended June 30, 2000 and 1999 (unaudited) and for the year ended December 31, 1999 approximated $170,000, $132,000 and $296,000, respectively. These fees are included in general and administrative expenses in the statements of operations. The allocation of these expenditures was based principally on specific identification and the ratio of the number of Company employees to total McCann and IPG employees. In addition, IPG charged the Company interest on intercompany debt during the six-month periods ended June 30, 2000 and 1999 (unaudited) and the year ended December 31, 1999, approximating $266,000, $186,000 and $385,000, respectively. The interest is charged at a variable rate and averaged 6% at June 30, 2000 and December 31, 1999. These interest amounts are included in interest charged by IPG in the statements of operations. Management believes that the allocation methods and assumptions are reasonable.

     Changes in stockholder's equity represent IPG's transfer of its net investment in the Company, after giving effect to the net operations of the Company plus net cash transfers to IPG and McCann and other transfers from IPG and McCann.

     The accompanying financial information may not reflect the consolidated financial position, operating results, changes in stockholder's equity and cash flows of the Company in the future or what they would have been had the Company been a separate, stand-alone entity during the periods presented.

     The Company has sustained losses from operations and negative operating cash flows in recent years and has been highly dependent upon funding from IPG. The Company expects these conditions to continue for the foreseeable future. The implementation of the Company's business plan is dependent upon obtaining continued funding from external sources, including Mediaplex. There can be no assurance that such additional funding will be available on terms attractive to the Company, or at all. Should additional funding not be available, management believes that the Company's current growth plans would be curtailed and sufficient funds would be available from operations, and from Mediaplex which acquired the Company on July 21, 2000.

   Principles of Consolidation

     The consolidated financial statements of the Company include the accounts of the Company and its wholly-owned subsidiary, AdWare Systems Canada, Inc. All significant intercompany accounts and transactions have been eliminated.

   Cash and Cash Equivalents


     Cash and cash equivalents include cash and highly liquid investments with a maturity of three months or less at the date of purchase or no stated maturity date. Carrying value approximates fair value due to the short-term maturity of the investments. The Company's cash and cash equivalents have been deposited with a single financial institution. At most times such cash is in excess of the FDIC insurance level.

                             ADWARE SYSTEMS, INC.

1.   Reporting Entity and Summary of Significant Accounting Policies, continued

   Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets (equipment, computer equipment and software, 3 years and lease hold improvements, 10 years), commencing when assets are placed in service, ranging from three to ten years, or the life of the leases, if shorter, for leased assets. Costs of additions and improvements are capitalized and repairs and maintenance are charged to expense as incurred. Retirements, sales and disposals of assets are recorded by removing the cost and accumulated depreciation from the accounts with any resulting gain or loss being recognized in results of operations.


     The Company capitalizes costs associated with the design and implementation of internal use computer software and software utilized to provide application management services to customers, including internally and externally developed software, in accordance with American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 98-1 "Accounting for the Costs of Computer Software Developed or Obtained for Internal Use".

     The Company reviews for the impairment of property and equipment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An impairment loss would be recognized when estimated undiscounted future cash flows expected to result for the use of the asset and its eventual disposition are less than its carrying amount. If such assets are considered to be impaired, the impairment to be recognized is measured based on the amount by which the carrying amount of the assets exceeds the fair value of the assets.

   Income Taxes


     The Company's operating results historically have been included in IPG's consolidated federal and state income tax returns. The provision for income taxes in the accompanying consolidated financial statements has been determined on a separate-return basis. The Company accounts for income taxes under the provisions of Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes" (SFAS 109). SFAS 109 requires an asset and liability based approach in accounting for income taxes. Deferred income tax assets and liabilities are recorded to reflect the tax consequences on future years of temporary differences of revenue and expense items for financial statement and income tax reporting purposes. Valuation allowances are provided against deferred tax assets not likely to be realized.

   Stock-Based Employee Compensation

     The Company has adopted the disclosure-only provisions of SFAS No. 123, "Accounting for Stock-Based Compensation" (SFAS 123) and uses Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock-Issued to Employees" (APB 25) and related interpretations in accounting for employee stock options. Under APB 25, compensation cost is recognized based on the amount by which the fair market value of the common stock exceeds the exercise price of the options on the date of grant.


     The Company accounts for stock issued to non-employees in accordance with the provisions of SFAS 123 and Emerging Issues Task Force Issue No. 96-18,"Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." The Company uses the Black-Scholes option pricing model to value options granted to non-employees. The related expense is recorded over the period in which the related services are received. As of June 30, 2000, the Company had no stock issued to non-employees.

     The Company amortizes deferred stock-based compensation recorded in connection with certain stock option grants over the vesting periods of the related options.

                             ADWARE SYSTEMS, INC.

1.   Reporting Entity and Summary of Significant Accounting Policies, continued

   Revenue Recognition

     The Company generates revenue from application management services, professional services and other revenues. Application management services revenue consists of monthly recurring fees for hosting services and is recognized as the services are performed. The Company's application management services provide customers rights to access applications, hardware for the application access, customer service, and rights to upgrades and updates. The Company's customers generally do not have the right to take possession of the software at any time during the hosting agreement. Contracts for application management services that exceed designated minimum monthly or quarterly volume usage are recognized as revenues by the Company in the month or quarter in which minimum volume is exceeded.

   Research and Development Expenses

     Research and development expenses and enhancements to existing products are charged to operations as incurred.

   Advertising Expenses


     The Company expenses the cost of advertising and promoting its services as incurred. These costs are included in sales and marketing expenses in the accompanying consolidated statements of operations. Advertising expense was approximately $71,000, $79,000 and $165,000 for the six-month period ended June 30, 2000 and 1999 (unaudited) and the year ended December 31, 1999, respectively.


   Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and accounts receivable. The Company generates a significant portion of its business through services provided to McCann and other IPG subsidiaries. The loss of business from McCann and other IPG subsidiaries would have a significant adverse impact on the Company's financial position, results of operations and cash flows.

   Risks and Uncertainties

     The Company is subject to all of the risks inherent in an early stage company in the Internet advertising industry. These risks include, but are not limited to, a limited operating history, limited management resources, dependence upon consumer acceptance of the Internet, Internet-related security risks and the changing nature of the electronic commerce industry. The Company's operating results may be materially affected by the foregoing factors.

   Use of Estimates

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported results of operations during the reporting period. Actual results could differ from those estimates.

                             ADWARE SYSTEMS, INC.

1.   Reporting Entity and Summary of Significant Accounting Policies, continued

   Recently Issued Accounting Pronouncements


     In March 2000, the Financial Accounting Standards Board (FASB) issued FASB Interpretation (FIN) No. 44, "Accounting for Certain Transactions Involving Stock Compensation - an interpretation of APB 25" (FIN 44). FIN 44 clarifies the application of APB 25 regarding the definition of employee for purposes of applying APB 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and the accounting for an exchange of stock compensation awards in a business combination. This interpretation was effective July 1, 2000. The Company is currently in compliance with FIN 44 and thus it will not have a material impact on its financial position, results of operations or cash flows.

     In December 1999, the Securities and Exchange Commission (SEC) issued Staff Accounting Bulletin (SAB) No. 101, "Revenue Recognition in Financial
Statement," (SAB 101). SAB 101 expresses the views of the SEC staff in applying accounting principles generally accepted in the United States to certain revenue recognition issues. The Company is currently in compliance with SAB 101 and thus it will not have a material impact on its financial position, results of operations or cash flows.


     In June 1998, the FASB issued SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," (SFAS 133) which defines derivatives, requires that all derivatives be carried at fair value, and provides for hedge accounting when certain conditions are met. SFAS 133, as amended by SFAS 138, is effective for the Company in calendar 2001. Although the Company has not fully assessed the implications of SFAS 133, the Company does not believe the adoption of this statement will have a material effect on the Company's financial position, results of operations or cash flows.

   Interim Financial Information

     The interim financial information for the six-month period ended June 30, 1999 has been prepared in accordance with the Company's customary accounting practices and has not been audited. In the opinion of management, the information presented reflects all adjustments necessary for a fair presentation of interim results. All such adjustments are of a normal and recurring nature. Operating results for the six-months ended June 30, 1999 are not necessarily indicative of results that may be expected for any future periods.

   Comprehensive Earnings

     The Company has no material components of other comprehensive earnings and, accordingly, comprehensive earnings are the same as net loss in the accompanying statements of operations for all periods presented.

 2.  Lease Commitments


     The Company leases certain office facilities and equipment under non-cancelable operating lease agreements that expire at various dates through February 2005. Rent expense for the six-month periods ended June 30, 2000 and 1999 (unaudited) and the year ended December 31, 1999 approximated $519,000, $431,000 and $1,031,000, respectively. There was no sublease rental income during the six-month period ended June 30, 2000. Sublease rental income approximated $34,000 and $67,000 for the period ended June 30, 1999 (unaudited) and for the year ended December 31, 1999, respectively.

    The Company leases certain equipment under capital lease agreements with various providers with terms ranging from two to five years. Assets acquired under capital leases totaled $1,362,000 and $1,204,000 at June 30, 2000, and December 31, 1999, respectively. Accumulated depreciation of those assets was $610,000 and $465,000 at June 30, 2000 and December 31, 1999, respectively.

                             ADWARE SYSTEMS, INC.

2.   Lease Commitments, continued

     Future minimum lease payments under non-cancelable operating and capital leases having terms in excess of one year at June 30, 2000 are as follows (in thousands):


                                                              Operating         Capital
                                                                Leases          Leases
                                                             -----------      -----------
     Twelve-month period ended June 30:
     ---------------------------------

       2001................................................  $       249      $       231
       2002................................................          146              415
       2003................................................           27              158
       2004................................................            2               59
       2005................................................           --                9
                                                             -----------      -----------
                  Total minimum lease payments.............  $       424              872
                                                             ===========
       Less amount representing interest...................                           (90)
                                                                              -----------
       Present value of minimum capital lease obligations..                           782
       Less current portion................................                          (234)
                                                                              -----------
                                                                              $       548
                                                                              ===========

3.   Commitments and Contingencies

     The Company is not a party to any material legal proceedings. In the opinion of management, the amount of ultimate liability with respect to any known actions will not materially affect the financial position, results of operations or cash flows of the Company.

4.   Income Taxes

     The Company incurred net operating losses for the six-month period ended June 30, 2000 and the year ended December 31, 1999 which, under the separate return method, are carried back to prior taxable years. The Company has sufficient taxable income in those prior years to absorb the losses. Therefore, a current tax benefit has been recorded in the Company's financials. The Company's income tax benefit for the six-month period ended June 30, 2000 and the year ended December 31, 1999 consists of the following (in thousands):

                                                                 2000             1999
                                                             -----------      -----------
     Current benefit:
       Federal.............................................  $      (760)     $      (551)
       State and local.....................................          (67)             (53)
                                                             -----------      -----------
                                                                    (827)            (604)
                                                             -----------      -----------
     Deferred provision:
       Federal.............................................            9               42
       State and local.....................................            1                4
                                                             -----------      -----------
                                                                      10               46
                                                             -----------      -----------
                                                                    (817)            (558)
     Provision (benefit) for valuation allowance...........           10              (46)
                                                             -----------      -----------
                                                             $      (807)     $      (604)
                                                             ===========      ===========

                             ADWARE SYSTEMS, INC.

4.   Income Taxes, continued

     A reconciliation of the Company's income tax benefit for the six-month period ended June 30, 2000 and the year ended December 31, 1999 to the income tax benefit determined by applying the U.S. federal statutory rate to the loss before income tax benefit follows (in thousands):

                                                                2000               1999
                                                             ----------         ----------
     Tax benefit at U.S. federal statutory rate...........   $     (756)        $     (527)
     State and local income tax benefit...................          (67)               (45)
     Provision (benefit) for valuation allowance..........           10                (46)
     Non-deductible expenses..............................            6                 14
                                                             ----------         ----------
                                                             4     (807)        $     (604)
                                                             ==========         ==========

     The tax effects of temporary differences giving rise to significant deferred tax assets at June 30, 2000 and December 31, 1999 are as follows (in thousands):

                                                                2000               1999
                                                             ----------         ----------
     Depreciation.........................................   $      212         $      216
     Accrued liabilities..................................          110                117
                                                             ----------         ----------
                                                                    322                333
     Valuation allowance..................................         (322)              (333)
                                                             ----------         ----------
     Net deferred tax assets..............................   $       --         $       --
                                                             ==========         ==========

     Due to uncertainty with the Company's ability to recognize the benefits of net deferred tax assets, a valuation allowance has been established to offset the amount of net deferred tax assets.

5.   Retirement Plan


     The Company's employees participate in the defined contribution plan (the Savings Plan) of IPG. The Savings Plan allows participants to choose among several investment alternatives. The Company matches a portion of participants' contributions based upon the number of years of service. The Company contributed $83,000, $70,000 and $144,000 during the six-month period ended June 30, 2000 and 1999 (unaudited) and the year ended December 31, 1999, respectively. Upon completion of the acquisition of the Company by Mediaplex, the employees of the Company will no longer participate in the Savings Plan.

6.   Incentive Plan

     An officer of the Company participates in the 1997 Performance Incentive Plan (the PIP) of IPG which includes both stock and cash based incentive awards. The maximum number of shares of IPG's common stock which may be granted in any year under the PIP is equal to 1.85% of the total number of shares of IPG's common stock outstanding on the first day of the year adjusted for additional shares as defined in the PIP document (excluding management incentive compensation performance awards). The PIP also limits the number of shares available with respect to awards made to any one participant as well as limiting the number of shares available under certain awards. Awards made prior to the PIP remain subject to the respective terms and conditions of the predecessor plans.

     Options are generally granted at the fair market value of IPG's common stock on the date of grant and are excerciseable as determined by the Compensation Committee of the Board of Directors of IPG. The officer's options become excerciseable between two and five years after the date of grant and expire ten years from the grant date.

                             ADWARE SYSTEMS, INC.

6.   Incentive Plan, continued

     The fair value of stock options granted in 1999 was$16.08 per option. There were no stock option grants during the six-month period ended June 30, 2000. Had compensation expense been recognized pursuant to SFAS 123, the Company's net loss for the six-month periods ended June 30, 2000 and 1999 (unaudited) would have been $1,416,000 and $1,048,000, respectively, and net loss for the year ended December 31, 1999 would have been $952,000.

     The fair value of options granted in 1999 is estimated on the date of grant using the Black-Scholes pricing model with the following assumptions:

     Expected life of options....................    6 years
     Risk-free interest rate.....................    5.72%
     Expected dividend yield.....................    0.81%
     Expected volatility.........................   19.73%

     The effects of applying SFAS 123 in the pro forma disclosures are not likely to be representative of the effects on pro forma results of operations for future years because variables such as option grants, exercises and stock price volatility in the disclosures may not be indicative of future activity.

     The following table summarizes activity related to the officer's options:

                                             Shares Under        Exercise Price        Weighted Average
                                                Option              Per Share           Exercise Price
                                             ------------        ---------------       ----------------
     Balance, January 1, 1999............           5,000        $17.60 - $34.59            $24.40
       Grants............................           5,000            $52.47
                                            -------------
     Balance, December 31, 1999..........          10,000        $17.60 - $52.47            $38.43
       Forfeitures.......................           2,000            $34.59
                                            -------------
     Balance, June 30, 2000..............           8,000        $17.60 - $52.47            $39.39
                                            =============

     At June 30, 2000, 3,000 options were exercisable by the officer. The weighted-average remaining contractual life of the officer's options was 8.5 years at June 30, 2000. Immediately following the acquisition of the Company by Mediaplex, the officer of the Company excercised 6,600 shares. The remaining shares were forfeited.

7.   Subsequent Event

     On July 21, 2000, the Company was acquired by Mediaplex, Inc. (Mediaplex) for total consideration approximating $27.3 million in cash and stock pursuant to the Share Acquisition Agreement (the Acquisition Agreement). In connection with the Acquisition Agreement, Mediaplex and the Company executed the AdWare Software License and Service Agreement (the Service Agreement) whereby the Company granted to McCann and other IPG subsidiaries a nonexclusive, non-sublicenseable, non-transferable license to use the Company's software for a five-year period commencing on July 15, 2000 and ending on July 15, 2005. Pursuant to the Service Agreement, McCann and other IPG subsidiaries agree to pay the Company a fixed monthly fee, to be adjusted semi-annually provided that the fixed monthly fee from McCann and other IPG subsidiaries will not be less than approximately $757,000 per month.